UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2010

TheStreet.com, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-25779	06-1515824
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Wall Street 15th Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 321-5000

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 5, 2010, TheStreet.com, Inc. (the "Company") and James J. Cramer executed an agreement (the "Agreement"). Pursuant to the Agreement, the parties amended the Employment Agreement dated as of January 1, 2008 between the Company and Mr. Cramer (as previously amended, the "Employment Agreement"), to provide that (i) the increase to Mr. Cramer's base salary that was to take effect on January 1, 2010 (to $1,872,000 per annum, from $1,560,000 per annum) will be delayed until July 1, 2010; and (ii) Mr. Cramer's target bonus for 2010 will be $1,287,000 (before the Amendment, it would be have been 75% of $1,872,000, or $1,404,000), subject to the proviso in the Employment Agreement that Mr. Cramer's annual bonus be not less than the annual bonus paid to any other executive, employee or independent contractor engaged by the Company for the period. Except as expressly modified by the Amendment, the terms of the Employment Agreement remain unmodified and in full force and effect. The Agreement also provided that the Company would grant Mr. Cramer 22,200 restricted stock units (RSUs) promptly upon execution of the Agreement, one-third of which RSUs shall vest on each of the first three anniversaries of the date of grant, subject to the terms of an RSU agreement in the form of the RSU agreement between the parties dated as of April 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TheStreet.com, Inc. (Registrant)

Date: January 5, 2010	By:	/s/ Gregory Barton
Executive Vice President, Business and Legal Affairs, General Counsel & Secretary